Exhibit 5.1

OPINION OF SMITH, GAMBRELL & RUSSELL, LLP

January 15, 2010

Board of Directors

AirTran Holdings, Inc.

9955 AirTran Boulevard

Orlando, Florida 32837-5330

Ladies and Gentlemen:

This firm has acted as counsel to AirTran Holdings, Inc., a Nevada corporation (the “Company”), in connection with the preparation for filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3ASR (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the contemplated issuance by the Company and/or the resale by selling security holders, from time to time, of one or more of (i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which may include shares of Common Stock issuable upon the conversion or exercise of other Securities, (ii) shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), which may include shares of Preferred Stock issuable upon the conversion or exercise of other Securities, (iii) one or more series of debt securities (the “Debt Securities”), which may be issued pursuant to a base indenture (the “Base Indenture”) and any supplemental indenture (the “Supplemental Indenture” and collectively with the Base Indenture the “Indenture”) to be entered into between the Company and a trustee to be named prior to the offering of any Debt Securities (in such capacity, the “Trustee”), which may include Debt Securities issuable upon the exchange or conversion of other Securities, (iv) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities, which may include Warrants issuable upon exchange or conversion of other Securities, and (v) any combination of the foregoing (the Warrants, Debt Securities, Preferred Stock and the Common Stock, collectively the “Securities”).

With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

Board of Directors

January 15, 2010

For purposes of this opinion letter, we have examined copies of the following documents:

(a)	A copy of the Registration Statement.

(b)	The Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”).

(c)	The Bylaws of the Company, as amended (the “Bylaws”).

(d)	Minutes and/or resolutions of the Board of Directors of the Company relating to the Registration Statement; and

(e)	Such other documents or instruments as we have deemed necessary to the opinions expressed herein.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

1. The shares of Common Stock, upon receipt by the Company of such lawful consideration therefore having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2. The shares of Preferred Stock, upon receipt by the Company of such lawful consideration therefore having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

3. The Debt Securities when duly executed by the Company and authenticated by the Trustee in accordance with the Indenture, issued and sold in accordance with the Registration Statement and delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefore as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

4. The Warrants, upon receipt by the Company of such lawful consideration therefore as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and that the Registration Statement, including as it may be amended or supplemented, will remain effective at the time of issuance of any Securities thereunder) and any registration fees required and not otherwise pre-paid will be timely paid, (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable

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January 15, 2010

law and relevant rules and regulations of the Commission will be timely filed with the Commission, (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), and, as applicable, the Company’s Articles of Incorporation and applicable law, (iv) the Company will issue and deliver the applicable Securities in the manner contemplated by the Registration Statement (as amended from time to time), the prospectus included herein (as amended or supplemented from time to time), any related prospectus supplement(s) and any free-writing prospectus, (v) any Securities that consist of shares of common stock or preferred stock, as applicable, will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such common stock or preferred stock, respectively, (vi) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof), and will be in full force and effect at all times at which the Securities are offered or sold, and (vii) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to any Securities consisting of any series of Debt Securities we have further assumed that (i) the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the Indenture will have been duly authorized by all necessary corporate action of the Company (the “Debt Authorization”), duly executed and delivered by the Company and duly authorized, executed and delivered by the Trustee, (iii) the terms of the Debt Securities and their issue and sale will have been duly established in conformity with the Indenture, will not violate any applicable law then binding on the Company, and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) any Indenture will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto, (v) that all terms of the Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and the Trustee, and (vi) the Debt Securities will have been duly executed, authenticated and delivered in accordance with the terms of the Indenture and otherwise in accordance with the provisions of the Indenture, and issued and sold as contemplated in the Registration Statement, against delivery of the consideration specified therefor in the Indenture or the resolution of the Board of Directors authorizing such issuance and sale.

With respect to any Securities consisting of Preferred Stock, we have further assumed that (i) the terms of the issuance and sale of shares of such Authorized Series as proposed to be sold by the Company will have been duly approved by all necessary corporate action of the Company in conformity with the Articles of Incorporation, Bylaws and applicable law(the “Series Authorization”) and all other necessary corporate action on the part of the Company will have been taken in connection therewith, (ii) in accordance with Section 78.195 of the Nevada Statutes Revised and in conformity with the Articles of Incorporation, (a) all necessary

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January 15, 2010

corporate action of the Company will have fixed the powers, designations, relative rights, preferences, limitations and restrictions of a series of Preferred Stock registered pursuant to the Registration Statement (“Authorized Series”) and (b) proper and valid filing will have been made with the Office of the Secretary of State of the State of Nevada, Commercial Recordings Division, of a Certificate of Designations, approved by us, setting forth such powers, designations, preferences and relative, participating, optional or other rights, if any, and such qualifications, limitations or restrictions, if any, of such Authorized Series, as set by the authorization of the Company, and (iii) such shares of such Authorized Series will be issued and delivered against payment therefor for an amount in excess of the par value thereof and in accordance with the Series Authorization.

With respect to any Securities consisting of Warrants, we have further assumed that (i) a warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) will have been entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) and will have been duly authorized by all necessary corporate action of the Company (the “Warrant Authorization”) and the Warrant Agent, and executed and delivered by the Company and the Warrant Agent in accordance with such authorizations, (ii) any Warrant Agreement (as defined below) will be governed by and construed in accordance with the laws of the State of Nevada and will constitute a valid and binding obligation of each party thereto, (iii) the terms of the Warrants and of their issuance and sale will have been duly established in conformity with the Warrant Agreement and will not violate any applicable law and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) the Warrants will have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement.

The opinions expressed herein with respect to enforceability are limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We are admitted to practice law in Florida and New York. The opinions expressed herein are limited to the laws of the State of New York, Florida and the Nevada Private Corporations Law including applicable provisions of the Nevada Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the prospectus

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January 15, 2010

constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Sincerely, Smith, Gambrell & Russell, LLP

By:	/s/ Howard E. Turner
Howard E. Turner, Partner

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